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                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]




                                     CONSENT

     We hereby consent to the use of the opinion, dated November 17, 1999, we have provided to Triarc Consumer Products Group, LLC, Triarc Beverage Holdings Corp. and Pacific Snapple Distributors, Inc., as an exhibit to the Registration Statement on Form S-4 (Registration Nos. 333-78625; 333-78625-01 through 333-78625-28).

                               Very truly yours,



                               /s/ SONNENSCHEIN NATH & ROSENTHAL

                               SONNENSCHEIN NATH & ROSENTHAL


Dated: December 8, 1999